SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                      ____________________

                            FORM 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES ACT OF 1934

 Date of Report (Date of earliest event reported): August 17, 2000

                       ___________________

                FECHTOR, DETWILER, MITCHELL & CO.
       (Exact name of registrant as specified in charter)


      DELAWARE                        0-12926                95-2627415
(State of other jurisdiction     (Commission File       (I.R.S. Employer
incorporation or organization)        Number)          Identification No.)

  225 FRANKLIN STREET, 20TH FLOOR,  BOSTON, MASSACHUSETTS 02110
 (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: 617-451-0100

ITEM 5.   OTHER EVENTS
----------------------

     On August 17, 2000, the Registrant announced the purchase of 1,012,000 shares of common stock in the Company at the price of $1.00 per share from Richard Fechtor, former CEO and director who announced his retirement in May 2000. This purchase completes the retirement of Mr. Fechtor's entire equity interest in the Company.

     A copy of the press release concerning this announcement is attached as Exhibit 28.1 to this Report and is hereby incorporated by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
-------------------------------------------

          (c)  Exhibits.

               28.1 The following exhibit is filed herewith:

               	  Press Release dated August 17, 2000 announcing
		        purchase and retirement of the remaining equity
                    interest in Registrant of Richard Fechtor.

                           SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FECHTOR, DETWILER, MITCHELL & CO.

Dated:  August 25, 2000               By:  /s/ ROBERT E. JEFFORDS
					      -------------------------------
                                   	Robert E. Jeffords
                                   	Assistant Secretary

                             EXHIBIT 28.1

-------------------------------------------------------------------------
NEWS RELEASE                                                        FEDM
-------------------------------------------------------------------------
Contacts: James K. Mitchell                       Stephen D. Martino
          Chairman and CEO                   Chief Financial Officer
          (858) 450-0055                              (617) 747-0154

Fechtor, Detwiler, Mitchell & Co. Announces Purchase of Richard
Fechtor's Remaining Shares

BOSTON, MA (August 17, 2000) Fechtor, Detwiler, Mitchell & Co. (NASDAQ: FEDM) today announced the purchase of 1,012,000 shares of common stock in the Company at the price of $1.00 per share from Richard Fechtor, former CEO and director who announced his retirement in May. This purchase completes the retirement of Mr. Fechtor's entire equity interest in the Company.

Commenting on the transaction, James Mitchell, Chairman and CEO said, The Company's cash position has allowed us to purchase and retire this substantial block of shares which we believe is in the best long-term interest of our stockholders. The outstanding shares are now reduced to 10,376,251.





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                    225 Franklin Street, 20th Floor
                           Boston, MA 02110
                             (617) 451-0100